Exhibit 10.58

SEVENTH AMENDMENT TO EMPLOYMENT AGREEMENT

This SEVENTH AMENDMENT TO EMPLOYMENT AGREEMENT (this “Amendment”), is entered into as of September 8, 2023 (the “Effective Date”), by and between Chris Chapman, M.D. (“Employee”) and MyMD Pharmaceuticals, Inc. (the “Company”), for the purpose of amending that certain Employment Agreement, dated as of November 1, 2020, amended on December 18, 2020, January 8, 2021, February 10, 2021, November 24, 2021, August 30, 2022, and January 1, 2023, by and between Employee and the Company (the “Agreement”). Terms used in this Amendment with initial capital letters that are not otherwise defined herein shall have the meanings ascribed to such terms in the Agreement.

WHEREAS, Section 16 of the Agreement provides that no waiver or modification of any provision of the Agreement will be enforceable unless it is agreed to in writing by the party against which enforcement would be sought; and

WHEREAS, the Parties mutually desire to modify certain provisions that would otherwise apply to Employee’s position and compensation pursuant to the Agreement.

NOW, THEREFORE, pursuant to Section 16 of the Agreement, in consideration of the mutual provisions, conditions, and covenants contained herein, and other good and valuable consideration, the adequacy of which is hereby acknowledged, the Parties hereby agree as follows:

Section 1(c) of the Agreement is hereby deleted and replaced with the following:

“1. Position of Employment.

c.	Except as otherwise provided herein, Employee agrees to devote the majority of his efforts, abilities, and attention to the business of the Company. The Company acknowledges that Employee is currently engaged in activities and consultancies in addition to Employee’s employment relationship with the Company, and that Employee may establish additional outside relationships and activities upon written notice to the Company as soon as practicable and provided that such outside relationships and activities do not unreasonably interfere with Employee’s duties hereunder.”

Exhibit “A” to the Agreement is hereby deleted and replaced with Exhibit “A” appended hereto, thereby increasing Dr. Chapman’s Base Salary from $310,000 to $500,000 per annum, retroactively to January 1, 2023.

[Remainder of the Page Intentionally Left Blank;

Signature Page Follows]

IN WITNESS WHEREOF, the Parties have executed this Amendment to be effective as of the Effective Date.

EMPLOYEE:

/s/ Chris Chapman, M.D.
Chris Chapman, M.D.

THE COMPANY:

By:	/s/ Paul Rivard, Esq.
Name:	Paul Rivard, Esq.
Title:	Chief Legal Officer

EXHIBIT “A”

Base Salary

Effective January 1, 2023, Employee’s Base Salary shall be five hundred thousand dollars ($500,000) per annum paid in biweekly increments.